Exhibit 10.39

This is an English translation

EQUITY DISPOSITION AGREEMENT

THIS EQUITY DISPOSITION AGREEMENT (this “Agreement”) is made and entered into on this 18th day of October, 2010 in Beijing, China by and among the following parties (the “Parties”):

Party A: Qizhi Software (Beijing) Co., Ltd.

Address: East Suite, 4/F, C&W Plaza, No.14, Jiu Xian Qiao Road, Chaoyang District, Beijing

Party B:

Xiangdong Qi, identity card number: 110102196410160017

Jianming Dong, identity card number: 110102195807300052

Xiaohong Shi, identity card number: 410703197010093075

Party C: Beijing Qihu Technology Company Limited

Address: Building D, No.28, Xin Jie Kou Wai Street, Xicheng District, Beijing

WHEREAS,

1. Party A is a wholly foreign owned enterprise duly established and validly existing within the territory of People’s Republic of China;

2. Party C is a limited liability company duly established in China;

3. All parties in Party B are the shareholders of Party C (collectively the “Grantors”), and Xiangdong Qi, Jianming Dong and Xiaohong Shi hold 45% shares, 25% shares and 30% shares of Party C respectively;

4. Party A and Party C will enter into a technology development agreement. To secure the performance of such agreement and in the consideration of the technical support provided by Party A to Party C and the good cooperation relationship among all Parties, the Parties hereby enter into the following agreements:

1. GRANT OF OPTION

1.1 Grant

It is agreed by the Parties that, upon the effectiveness of this Agreement, unless it is disclosed to Party A and expressly approved by Party A in writing, Party A shall have an exclusive option, whereby Party A or its designated third party may, at any time and under the conditions in accordance with this Agreement, purchase all shares held by the Grantors in Party C at the minimum price permitted by the laws and regulations of the People’s Republic of China at the time of exercise. The said option shall be granted to Party A upon signature of the Parties and the effectiveness of this Agreement, and such granting shall not be revoked or changed during the term of this Agreement (including the extension described in Article 1.2 below).

1.2 Duration

This Agreement shall become effective as of the date mentioned first above when this Agreement is signed by the Parties. The term of this Agreement shall be ten (10) years, as from the effective date of this Agreement. Upon request of Party A prior to the expiration of this Agreement, the Parties shall extend the term of this Agreement and an equity disposition agreement shall be signed otherwise or this Agreement shall be performed continuously according to the requirement of Party A.

2. EXERCISE OF OPTION AND CLOSING

2.1 Exercise Time

2.1.1 The Grantors unanimously agree that, to the extent permitted by the laws and regulations of the People’s Republic of China, Party A may exercise the option or any part thereof hereunder at any time after the signature and effectiveness of this Agreement.

2.1.2 The Grantors unanimously agree that the times of exercise by Party A are not limited, until and unless Party A has acquired and held all shares of Party C.

2.1.3 The Grantors unanimously agree that Party A may designate a third party to exercise the option for and on its behalf, provided that Party A shall give a prior written notice to the Grantors upon exercise of the option.

2.2 Disposition of Exercise Price

Party A’s parent company, Qihoo Technology Company Limited (“Qihoo Cayman”), signed a Loan Agreement with all parties in Party B on October 18, 2010, whereby Qihoo Cayman lent a total amount of RMB80 million to all parties in Party B. Party A and Party B hereby agree, upon the exercise of option by Party A, all exercise prices received by the Grantors shall be applied to repay the loan mentioned above in priority, and the remaining amount (if any) shall be given to Party C with no consideration, or such exercise prices shall be transferred from the Grantors to Party C in any other form approved by Party A in writing. After the exercise prices are disposed of by the parties in Party B hereunder, it shall be deemed that the parties in Party B have fulfilled the obligation of repayment under the Loan Agreement.

2.3 Assignment

The Grantors hereby unanimously agree that, Party A may transfer the option granted hereunder or any part thereof to any third party; such transfer is not required any consent of the Grantors in advance; such third party shall be deemed as a party to this Agreement, and may exercise the option in accordance with the terms and conditions hereof and shall have the rights and obligations of Party A hereunder.

2.4 Exercise Notice

If Party A exercises the option, it shall give a written notice to the Grantors at least ten business days prior to the Closing Date (as defined below). The notice shall specifically include the following contents:

2.4.1 After the exercise of the option, the effective closing date of the equity (the “Closing Date”);

2.4.2 After the exercise of the option, the name of the registered holder of the equity;

2.4.3 The amount of equity to be purchased from each of the Grantors, and the proportion thereof;

2.4.4 Excise price and terms of payment;

2.4.5 Power of attorney (if exercised by Party A’s designated third party).

The Parties hereby agree that Party A may at any time designate a third party to exercise the option and register the equity in the name of such third party.

2.5 Equity Transfer

When Party A exercises the option by Party A in each time, within ten business days upon receipt of the exercise notice issued by Party A in accordance with Article 2.4 hereof:

(1) The Grantors shall cause Party C to convene a shareholders’ meeting and adopt a shareholders’ resolution at the meeting which authorizes the Grantors to transfer the equity to Party A and/or its designated third party;

(2) The Grantors shall sign a transfer agreement with Party A (or its designated third party, if applicable) in the substantial form of the equity transfer agreement as listed in Appendix A attached to;

(3) The parties in Party B shall execute all other required contracts, agreements or documents, obtain all required government approvals and consents and take all required actions, transfer the valid ownership of the acquired equity to Party A and/or its designated third party without attachment of any security, make Party A and/or its designated third party become the registered owner of the acquired equity, and provide Party A or its designated third party with the new business license, articles of association, approval certificate (if applicable) and other relevant documents issued by or registered with the relevant authority of China, which shall embody the change of Party C’s equity, directors and legal representative, etc.

3. REPRESENTATIONS AND WARRANTIES

3.1 The Grantors hereby make the following representations and warranties:

3.1.1 They have full power and authority to execute and perform this Agreement;

3.1.2 Performance of this Agreement and the obligations hereunder will not violate any law, regulation or any other agreement binding upon them, and does not require any approval or authorization of any government authority;

3.1.3 There is no action, arbitration or other judicial or administrative proceeding which is pending or may have substantial effect upon the performance of this Agreement;

3.1.4 All possible adverse effects upon the performance of this Agreement have been disclosed to Party A;

3.1.5 They are subject to bankruptcy, and have a good financial standing;

3.1.6 The equity of Party C is not subject to any pledge, mortgage, liability or any other encumbrance, or any recourse of third party;

3.1.7 No pledge, liability or any other encumbrance will not set upon the equity of Party C, and the equity will not disposed of by means of transfer, donation, pledge or otherwise assigned to any person other than Party A or its designated third party;

3.1.8 The option granted to Party A is exclusive, and the Grantors will grant any same or similar right to any person other than Party A or its designated third party in whatever forms;

3.1.9 During the term of this Agreement, the business operated by Party C complies with the applicable laws, regulations, rules and the regulatory provisions and guidelines issued by other government authorities, and there is not any circumstance in violation of the aforesaid provision or having material adverse effect on the business or assets of Party C;

3.1.10 They will keep the existence of Party C according to the good financial and commercial standards and practices, diligently and effectively operate the businesses and deal with the affairs of Party C, take the best efforts to maintain the permits, licenses and approvals required for the operation of Party C and ensure that such permits, licenses and approvals will not be cancelled, revoked or nullified;

3.1.11 Upon request of Party A, they shall provide all materials relating to Party C’s operations and financial status;

3.1.12 Prior to exercise of the option and acquisition of the equity or all interests of Party C by Party A (or its designated third party), Party C may not take any of the following actions, without the written consent of Party A (or its designated third party):

(a) Sell, transfer, mortgage or otherwise dispose of any asset, business or revenue, or permit to set any encumbrance thereupon (other than the encumbrance during the normal or routine business course or the encumbrance has been disclosed to Party A and expressly approved by Party A in advance);

(b) Enter into any transaction which has material adverse effect on its asset, liability, operation, equity or any other lawful right (other than the transaction during the normal or routine business course or the transaction has been disclosed to Party A and expressly approved by Party A in advance and in writing);

(c) Distribute any interest or dividend to each shareholder in whatever forms;

(d) Incur, succeed, guarantee or permit to incur any debt, other than (i) the debt incurred during the normal or routine business course but not incurred by loan, and (ii) the debt has been disclosed to Party A and expressly approved by Party A in advance;

(e) Increase or reduce Party C’s registered capital through a resolution of the shareholders’ meeting, or otherwise change the structure of the registered capital;

(f) Supplement, change or amend Party C’s articles of association in whatever forms; or

(g) Merge or consolidate with any person, or acquire any person or invest in any person;

3.1.13 Prior to exercise of the option and acquisition of the equity or all interests of Party C by Party A (or its designated third party), any party in Party B may not take any of the following actions jointly or individually, without the written consent of Party A (or its designated third party):

(a) Supplement, change or amend Party C’s governing documents in whatever forms, if such supplementation, change or amendment will have material adverse effect on Party C’s assets, liabilities, operations, equity or any other legitimate rights (other than the capital increase in the same proportion required by the applicable laws), or will have effect on the effective performance of this Agreement or any other agreement signed by Party A, Party B and Party C;

(b) Cause Party C to enter into any transaction which has material adverse effect on Party C’s asset, liability, operation, equity or any other lawful right (other than the transaction during the normal or routine business course or the transaction has been disclosed to Party A and expressly approved by Party A in advance and in writing);

(c) Cause Party C’s shareholders to adopt any resolution for distribution of interests or dividends;

(d) Sell, transfer, mortgage or otherwise dispose of any legal or beneficiary interests in Party C’s equity at any time after the effectiveness of this Agreement, or permit creation of any other encumbrance thereon;

(e) Cause Party C’s shareholders to sell, transfer, mortgage or otherwise dispose of any legal or beneficiary interests in any equity, or permit creation of any other encumbrance thereon;

(f) Cause Party C’s shareholders to merge or consolidate with any person, or acquire any person or invest in any person, or reorganize in any other form;

(g) Wind up, liquidate or resolve Party C;

3.1.14 Prior to exercise of the option and acquisition of the equity or all interests of Party C by Party A (or its designated third party), each party in Party C hereby undertakes that:

(a) Upon occurrence or possible occurrence of any action, arbitration or administrative proceeding relating to its equity, or any circumstance which possibly has any adverse effect on such equity, it will immediately give a written notice to Party A;

(b) It will cause Party C’s shareholders to approve the transfer of the equity acquired hereunder, cause Party C to amend its articles of association which embodies transfer of the equity from each party in Party B to Party A and/or its designated third party and other changes described herein and immediately submit an application to the relevant authority of China for approval (if required by the laws) and registration of changes, and cause Party C to adopt a shareholders’ resolution which appoints the persons nominated by Party A and/or its designated third party as the new directors and new legal representative;

(c) Execute all documents, take all actions, initiate all allegations or make all defenses necessary or appropriate to keep its lawful and valid ownership of the equity;

(d) Upon request of Party A at any time, unconditionally and immediately transfer its equity to Party A’s designated third party, and waive its right of first refusal in such equity transfer against any other existing shareholder;

(e) It will strictly comply with all provisions of this Agreement and any other agreement signed by the parties in Party C with Party A jointly or severally, and will fulfill all obligations under such agreement, and will not take any action/inaction which possibly affects the effectiveness or enforceability of such agreement.

3.2 Undertakings

The Grantors hereby undertake to Party A that the Grantors will pay all costs and expenses incurred from the equity transfer and go through all necessary formalities to make Party A and/or its designated third party becomes Party C’s shareholder. The aforesaid formalities include but not limited to assisting Party A in obtaining the necessary approval regarding the equity transfer from the government authorities, submission of equity transfer agreement, shareholders’ resolution and other documents to the relevant administration for industry and commerce, so as to amend the articles of association, register of shareholders and other governing documents of Party C.

3.3 Each party in Party C hereby makes the following representations and warranties to Party A jointly and severally on the date of this Agreement and on each Closing Date:

(1) It has the power and ability to execute and deliver this Agreement and any equity transfer agreement to which it is a party and for each transfer of the equity acquired hereunder (each as “Transfer Agreement”), and to perform its obligations under this Agreement and any Transfer Agreement. This Agreement and any Transfer Agreement to which it is a party constitutes legally effective and binding obligations upon it after this Agreement and such Transfer Agreement are duly executed and may be enforced according to the terms and conditions hereof and thereof;

(2) Execution and delivery of this Agreement or any Transfer Agreement and performance of its obligations under this Agreement or any Transfer Agreement will not:

(i) violate any applicable law or regulation of China;

(ii) conflict with its articles of association or any other governing document;

(iii) violate any agreement or instrument to which it is a party or is binding upon it, or constitute violation under any agreement or instrument to which it is a party or is binding upon it;

(iv) violate any condition in relation to the granting of any permit or approval to it and/or any continuously effective condition applicable to it; or

(v) cause termination, revocation or additional condition of any permit or approval issued to it;

(3) Each party in Party B has the good and sellable ownership in the equity of Party C. No party in Party B has set any encumbrance on such equity.

(4) Party C does not have any outstanding debt, other than (i) the debt incurred from the normal business course, and (ii) the debt has been disclosed to Party A and expressly approved by Party A in advance;

(5) Party C has complied with all laws and regulations applicable to its equity and assets;

(6) There is not any ongoing, pending or threatening action, arbitration or administrative proceeding relating to the Party C or its equity or asset.

4. TAXATION

All taxes incurred by the Parties from the performance of this Agreement shall be paid by each Party respectively.

5. BREACH OF CONTRACT

5.1 If Party B or Party C breaches this Agreement or any representation or warranty made by it herein, Party A may give a written notice to the breaching party, demanding it to make correction within ten days upon receipt of the notice, take appropriate actions to effectively and timely avoid the damages and continue to perform this Agreement. In addition, the breaching party shall indemnify Party A against all damages resulting therefrom, so that Party A may receive all interests as if this Agreement is fulfilled.

5.2 If Party B or Party C fails to make correction within ten days upon receipt of the notice as mentioned in Article 5.1 above, the breaching party shall indemnify Party A against all costs, liabilities and damages (including but not limited to the interests paid or lost due to such breach, as well as the attorney’s fee) resulting from the breach. In addition, Party A may enforce the Equity Transfer Agreement attached hereto and transfer the equity held by Party B to Party A and/or its designated third party.

6. GOVERNING LAW AND DISPUTE SETTLEMENT

6.1 Governing Law

The formation, performance, validity and interpretation of this Agreement shall be governed by the applicable laws of the People’s Republic of China.

6.2 Friendly Negotiation

Any dispute arising from the interpretation or performance of this Agreement shall be settled by the Parties through friendly negotiation or through the mediation of any independent third party. If no settlement can be reached through the means mentioned above within thirty (30) days as from the date of negotiation or mediation, the dispute shall be submitted to the arbitration institution.

6.3 Arbitration

Any dispute arising from this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) Beijing Sub-commission for arbitration in accordance with its arbitration rules. The arbitration shall be carried out in Beijing. The arbitral award shall be final and binding upon the Parties.

7. CONFIDENTIALITY

7.1 Confidential Information

The contents of this Agreement and its attachments shall be deemed as confidential information. No Party hereto may disclose any information of this Agreement to any third party, without the prior written consent of the Parties. This Article 7 shall survive after expiration or termination of this Agreement.

7.2 Exception

If disclosure of any confidential information is required under any law, court judgment, arbitral award or decision of any government authority, such disclosure shall not be deemed as violation of Article 7.1 above.

8. MISCELLANEOUS

8.1 Entire Agreement

The Parties hereby acknowledge that this Agreement is signed by the Parties on the basis of equality and reciprocity and this Agreement is fair and reasonable. This Agreement constitutes an entire agreement among the Parties with respect to the subject matter hereof. In case of any inconsistence between this Agreement and any prior discussion, negotiation or agreement, this Agreement shall control. This Agreement may be amended by the Parties in writing only. Appendices attached hereto are integral parts of this Agreement, and have the same legal force as this Agreement.

8.2 Notices

8.2.1 All notices for the performance of rights and obligations of the Parties hereunder shall be in writing and sent to the following addresses of the related Party or Parties by means of personal delivery, registered mail, prepaid mail, recognized courier service or facsimile:

Party A:

Add.: East Suite, 4/F, C&W Plaza, No.14, Jiu Xian Qiao Road, Chaoyang District, Beijing

Fax: 010-58781001

Tel: 010-58781038

Attention: Hongyi Zhou

Party B:

Add.: No.1 Block D, Huitong Times Plaza, No.71 Jianguo Road, Chaoyang District, Beijing

Fax: 010-58781001

Tel: 010-58781038

Attention: Xiangdong Qi, Jianming Dong or Xiaohong Shi

Party C:

Add.: No.1 Block D, Huitong Times Plaza, No.71 Jianguo Road, Chaoyang District, Beijing

Fax: 010-58781001

Tel: 010-58781038

Attention: Xiangdong Qi

8.2.2 Notices and communications shall be deemed as being duly delivered, if:

8.2.2.1 In case of facsimile, on the date indicated on the fax, but if the fax is sent after 5:00 PM or on a non-business day at the delivery place, then on the next business day immediately after the date indicated on the fax;

8.2.2.2 In case of personal delivery (including EMS), on the date of service with signed confirmation;

8.2.2.3 In case of registered mail, on the 15th day after the date indicated on the return receipt of the registered mail.

8.2.3 Binding Force

This Agreement is binding upon all Parties hereto.

8.3 Language

This Agreement is written in Chinese and executed in [   ] counterparts, one for each party hereto.

8.4 Day and Business Day

“Day” referred to herein shall mean a calendar day, and “Business Day” mentioned herein shall mean a day from Monday to Friday.

8.5 Headings

All headings contained herein are only for convenience of reference and shall be disregarded in interpretation of all terms and conditions hereof.

8.6 Supplementary Provision

The obligations, undertakings and liabilities of the Grantors to Party A hereunder are several and joint, and the Grantors shall be subject to the liabilities severally and jointly. With respect to Party A, breach of this Agreement by any party in the Grantors shall constitute the breach of the Grantors.

8.7 Matters Not Covered

Any issue not covered herein shall be settled by the Parties through negotiation in accordance with the laws of the People’s Republic of China.

Party A: Qizhi Software (Beijing) Co., Ltd.

/s/ [Company Stamp of Qizhi Software (Beijing) Co., Ltd.]

/s/ Hongyi Zhou

Party B:

Xiangdong Qi

/s/ Xiangdong Qi

Jianming Dong

/s/ Jianming Dong

Xiaohong Shi

/s/ Xiaohong Shi

Party C: Beijing Qihu Technology Company Limited

/s/ [Company Stamp of Beijing Qihu Technology Company Limited]

/s/ Xiangdong Qi